Exhibit 99

Rocky Brands, Inc. Announces Appointment of

Dwight E. Smith to its Board of Directors; Retirement of Glenn E. Corlett and James L. Stewart from Board of Directors

NELSONVILLE, Ohio—December 9, 2022--Rocky Brands, Inc. (NASDAQ: RCKY) today announced that Dwight E. Smith has been appointed as a Class I director of the Company, effective as of January 1, 2023.

Mr. Smith has served as the President and CEO of Sophisticated Systems, Inc. since July 1990, which he founded to provide businesses with a comprehensive set of information technology solutions ranging from technology deployments and assessments to fully outsourced managed services in areas including cloud computing and cyber security. Prior to founding Sophisticated Systems, Mr. Smith served in a variety of roles with Software Alternatives, Inc., Cullinet Software, Inc., and IBM.

Mr. Smith has served as a member of the Board of The Federal Reserve Bank of Cleveland since 2015 and currently serves as its Chair (such term to expire on December 31, 2022). He also has served as a Board member of SureImpact since February 2022, Nationwide Children’s Hospital since 2013, as a Board Member of the Highlights for Children Foundation since 2021, and as a member of the Board of Trustees of OCLC since November 2022. Mr. Smith previously served on the Board of Directors of State Auto Financial Corporation from 2020 to 2022; Choice Legal, Inc. from 2016 to 2022; State Auto Mutual Insurance Company from 2005 to 2022; and CTL Engineering Inc. from 2005 to 2021. Mr. Smith also has extensive prior civic charitable Board experience, including The Columbus Foundation, Columbus State Community College, and Rev1 Ventures.

Mr. Smith. graduated from The Ohio State University with a B.S. in Marketing and an MBA in Finance.

Jason Brooks, the Company’s Chairman, President & CEO, stated, “We are very excited to welcome Dwight to our Board of Directors. His executive leadership as the founder and CEO of a successful high-growth business, experience serving on the Board of Directors of the Federal Reserve Bank of Cleveland, along with other public and privately held companies, and expertise in the technology sector will be incredibly beneficial to our Board. His addition will strongly complement our existing board members and we believe his vision will be an asset to our Company and our shareholders.”

Rocky Brands is also announcing that Glenn E. Corlett and James L. Stewart are electing to retire form the Board of Directors, effective December 31, 2022. Mr. Corlett has served on Rocky’s Board since 2000, including service as a member of the Audit Committee (including as the prior Chairman of the Audit Committee) and previous member of the Nominating and Corporate Governance Committee. Mr. Stewart has served on Rocky’s Board since 1996, including service as a Compensation Committee member (including as the prior Chairman of the Compensation Committee). Rocky also acted to decrease the size of the Board from eleven to ten directors, effective as of January 1, 2023, in connection with the resignations and retirements of Messrs. Corlett and Stewart.

Mr. Brooks stated, “On behalf of the entire Board of Directors and the Rocky family, we would like to express our sincere gratitude to Jim and Glenn for their exemplary service to the Company. Their impact and guidance over a combined 48 years will leave a lasting and positive impact on our Company.”

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brands. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, Servus® and Ranger®. More information can be found at RockyBrands.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and involve potential risks and uncertainties. A number of factors could cause actual results to differ materially from these statements, including, but not limited to risks relating to the Company’s future growth of its business. Additional information concerning other risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the SEC over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this press release or to reflect any changes in the Company’s expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contacts

Company Contact:
Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:
Brendon Frey
ICR, Inc.
(203) 682-8200